Exhibit 99.1

B.R. Johnson, Inc.

Financial Statements

For the Six Months Ended June 30, 2016 and June 30, 2015 (unaudited)

And For the Years Ended December 31, 2015 and December 31, 2014 (as restated)

TABLE OF CONTENTS

  Page

Report of Independent Registered Public Accounting Firm	1

Financial Statements

Balance Sheets as of June 30, 2016 (unaudited), December 31, 2015 and December 31, 2014 (as restated)	2

Statements of Income and Retained Earnings for the Six Months Ended June 30, 2016 and June 30, 2015 (unaudited) and for the Years Ended December 31, 2015 and December 31, 2014 (as restated)	3

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2016 and June 30, 2015 (unaudited) and for the Years Ended December 31, 2015 and December 31, 2014 (as restated)	4

Notes to Financial Statements	5-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

B.R. Johnson, Inc.

East Syracuse, New York

We have audited the accompanying balance sheets of B.R. Johnson, Inc. as of December 31, 2015 and 2014, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B.R. Johnston, Inc. at December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, certain restatements have been made to the previously issued financial statements for the years ended December 31, 2015 and 2014 to correct a misstatement.

/s/ FREED MAXICK CPAs, P.C.

Buffalo, New York

November 7, 2016

1

B.R. JOHNSON, INC.

Balance Sheets

	As of June 30,	As of December 31,
Assets	2016	2015	2014
	(unaudited)	(as restated)	(as restated)
Current assets:
Cash	$—	$903,607	$3,129,607
Accounts receivable, net of allowance for doubtful accounts of
$150,000 at June 30,2016 and December 31, 2015; $175,000 at December 31, 2014	7,760,722	6,129,890	4,199,618
Inventories, net	1,350,855	1,302,878	1,082,895

Costs and estimated earnings in excess of billings on uncompleted contracts	656,987	380,544	606,657
Prepaid expenses and other current assets	328,438	89,766	88,087

Total current assets	10,097,002	8,806,685	9,106,864

Equipment, net	435,313	403,035	352,905
Other assets	181,826	85,160	74,412

Total assets	$10,714,141	$9,294,880	$9,534,181

Liabilities and Stockholders' Equity

Current liabilities:
Line of credit	$99,810	$—	$—
Accounts payable	1,129,762	862,014	597,537
Accrued expenses and other current liabilities	425,635	524,232	870,826
Accrued distributions to stockholders	684,200	1,384,200	1,556,000
Billings in excess of costs and estimated earnings on uncompleted contracts	534,443	325,663	92,172

Total current liabilities	2,873,850	3,096,109	3,116,535

Total liabilities	2,873,850	3,096,109	3,116,535

Commitments (note 8)

Stockholders' equity:
Common stock:
Class A, voting, $100 par value, 200 shares authorized,100 shares issued and outstanding	10,000	10,000	10,000
Class B, non-voting, $0.01 par value, 200 shares authorized,100 shares issued and outstanding	1	1	1
Additional paid-in capital	311,686	311,686	311,686
Retained earnings	7,518,604	5,877,084	6,095,959

Total stockholders' equity	7,840,291	6,198,771	6,417,646

Total liabilities and stockholders' equity	$10,714,141	$9,294,880	$9,534,181

See accompanying notes

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B.R. JOHNSON, INC.

Statements of Income and Retained Earnings

	Six months ended June 30,		Years ended December 31,
	2016	2015	2015	2014
	(unaudited)	(unaudited)	(as restated)	(as restated)
Net sales	$17,835,664	$11,842,593	$27,612,825	$29,697,461
Cost of sales	12,687,111	8,239,735	19,234,166	21,553,011

Gross profit	5,148,553	3,602,858	8,378,659	8,144,450

Operating expenses:
Selling	2,016,740	1,753,327	3,960,768	3,638,096
General and administrative	1,397,875	1,390,571	2,709,955	2,781,790

Total operating expenses	3,414,615	3,143,898	6,670,723	6,419,886

Operating income	1,733,938	458,960	1,707,936	1,724,564

Other income (expense), net	7,582	1,668	(11,811)	17,441

Net income`	1,741,520	460,628	1,696,125	1,742,005

Retained earnings at beginning of period	5,877,084	6,095,959	6,095,959	6,504,954

Distributions to stockholders	(100,000)	(160,000)	(1,915,000)	(2,151,000)

Retained earnings at end of period	$7,518,604	$6,396,587	$5,877,084	$6,095,959

Earnings per share, basic and fully diluted	$8,708	$2,303	$8,481	$8,710
Weighted average shares outstanding for basic and fully diluted earnings per share	200	200	200	200

See accompanying notes

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B.R. JOHNSON, INC.

Statements of Cash Flows

	Six months ended June 30,		Years ended December 31,
	2016	2015	2015	2014
	(unaudited)	(unaudited)	(as restated)	(as restated)
Cash flows from operating activities:
Net income	$1,741,520	$460,628	$1,696,125	$1,742,005
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	85,000	84,068	168,137	164,684
Allowance for doubtful accounts	—	—	(25,000)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,630,832)	(1,575,644)	(1,905,272)	1,461,173
Inventories	(47,977)	(158,698)	(219,983)	485,370
Costs and estimated earnings in excess of billings on uncompleted contracts	(276,443)	38,182	215,365	(398,760)
Prepaid expenses and other assets	(335,338)	2,297	(1,679)	(39,102)
Accounts payable	267,748	405,572	264,477	(656,723)
Accrued expenses and other liabilities	(98,597)	(598,271)	(346,594)	391,256
Billings in excess of costs and estimated earnings on uncompleted contracts	208,780	478,882	233,491	(43,648)
Net cash provided by (used in) operating activities	(86,139)	(862,984)	79,067	3,106,255

Cash flows from investing activities:
Purchases of equipment	(117,278)	(117,792)	(218,267)	(198,497)
Cash flows used in investing activities	(117,278)	(117,792)	(218,267)	(198,497)

Cash flows from financing activities:
Borrowings on line of credit	99,810	—	—	—
Payment of stockholders’ distributions	(800,000)	(1,716,000)	(2,086,800)	(1,795,000)
Repayment of long-term debt	—	—	—	(77,381)
Net cash used in financing activities	(700,190)	(1,716,000)	(2,086,800)	(1,872,381)

Increase (decrease) in cash	(903,607)	(2,696,776)	(2,226,000)	1,035,377

Cash at beginning of period	903,607	3,129,607	3,129,607	2,094,230

Cash at end of period	$—	$432,831	$903,607	$3,129,607

See accompanying notes.

4

Notes to Financial Statements of

B.R. Johnson, Inc.

(1)	Summary of Significant Accounting Policies

(a)     Nature of Operations

B.R. Johnson, Inc. (the “Company”) markets residential and commercial building material products, consisting mostly of windows and doors; we also engage in the installation and service of these products. We grant credit to our customers; the majority are in New York State and include construction contractors, residential homebuilders, colleges and universities, health care institutions, municipalities, private developers, performance contractors and individual homeowners. On November 1, 2016, substantially all of the assets of the Company were sold for $15,400,000 which included a seller’s note of $2,500,000.

(b)     Basis of Presentation

The accompanying Financial Statements (“Financial Statements”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(c)     Unaudited Interim Financial Information

The accompanying interim balance sheet as of June 30, 2016, the interim statements of income and retained earnings and statements of cash flows for the six months ended June 30, 2016 and 2015 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements, and, in the opinion of our management, reflect all adjustments, which only include normal recurring adjustments, necessary to present fairly the consolidated balance sheet as of June 30, 2016 and the statements of income and retained earnings and statements of cash flows for the six months ended June 30, 2016 and 2015. The financial data disclosed in these notes to the financial statements related to the six months ended June 30, 2016 and 2015 are also unaudited. The results of operations for the six months ended June 30, 2016 are not necessarily indicative of the results to be expected for the entire year ending December 31, 2016, or for any other future annual or interim period.

(d)     Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. We believe the most significant estimates and judgments are associated with revenue recognition for our contracts, including estimating costs and the recognition of unapproved change orders and claims.

(e)     Revenue Recognition

A portion of our revenue is derived from long-term contracts and is recognized using the percentage of completion (“POC”) method, primarily based on the percentage that actual costs-to-date bear to total estimated costs to complete each contract. We follow the guidance of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Revenue Recognition Topic 605-35 for accounting policies relating to our use of the POC method, estimating costs, and revenue recognition, including the recognition of incentive fees, unapproved change orders and claims, and combining and segmenting contracts. We utilize the cost-to-cost approach to estimate POC as we believe this method is less subjective than relying on assessments of physical progress. Under the cost-to-cost approach, the use of estimated costs to complete each contract is a significant variable in the process of determining recognized revenue and is a significant factor in the accounting for contracts. Significant estimates that impact the cost to complete each contract are costs of materials, components, equipment, labor and subcontracts; labor productivity; schedule durations, including subcontractor or supplier progress; liquidated damages; contract disputes, including claims; achievement of contractual performance requirements; and contingency, among others. The cumulative impact of revisions in total cost estimates during the progress of work is reflected in the period in which these changes become known, including, to the extent required, the reversal of profit recognized in prior periods and the recognition of losses expected to be incurred on contracts in progress. Due to the various estimates inherent in our contract accounting, actual results could differ from those estimates.

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Notes to Financial Statements of

B.R. Johnson, Inc.

Costs incurred on jobs in process include all direct material and labor costs and certain indirect costs. General and administrative costs are charged to expense as incurred.

The balance of our revenue is related to fulfilling orders for the products we distribute which do not meet the criteria for revenue recognition under the POC method; revenue for these orders is recognized at the time of shipment.

(f)     Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at their invoiced amount, net of any allowance for doubtful accounts, and do not bear interest. Our billed and unbilled revenue may be exposed to potential credit risk if our customers should encounter financial difficulties, and we maintain reserves for specifically-identified potential uncollectible receivables. As of June 30, 2016, December 31, 2015 and 2014 we had retainage receivable of $410,261, $305,857, and $536,591, respectively, included in accounts receivable in the accompanying balance sheets.

(g)     Precontract Costs

Precontract costs are charged to operations as incurred.

(h)     Inventories, net

Inventory is valued at the lower of cost (first-in, first-out) or market. Inventory is comprised of purchased materials and other materials that have been assigned to a job deemed to be work-in-process. As of June 30, 2016, December 31, 2015 and 2014, the work-in-process inventory was $700,276, $687,566, and $450,690, respectively, included in inventories in the accompanying balance sheets. We maintain an inventory allowance for slow-moving and unused inventories based on the historical trend and estimates. The allowance was $60,000 as of June 30, 2016, December 31, 2015 and 2014.

(i)      Equipment, net

Equipment is stated at cost. Depreciation and amortization is computed using straight-line methods at rates adequate to amortize the cost of the various classes of assets over their estimated service lives, ranging from two to fifteen years. Depreciation and amortization expense for the six months ended June 30, 2016 and 2015 was $85,000 and 84,068, respectively, and $168,137 and $164,684 for the years ended December 31, 2015 and 2014, respectively.

(j)      Fair Value of Financial Instruments

Financial instruments consist of accounts receivable, accounts payable, and line of credit. Accounts receivable and accounts payable are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment. The line of credit is stated at the carrying value as the stated interest rate approximates market rates currently available to the Company. As of June 30, 2016 and December 31, 2015 and 2014, the Company has not elected the fair value option for any financial assets and liabilities for which such an election would have been permitted.

(k)     Concentrations

We maintain our cash balances at a commercial bank in New York State. The accounts are insured by the Federal Deposit Insurance Corporation. While the Company attempts to limit any financial exposure, its deposit balances may exceed federally insured limits.

We had one customer that accounted for approximately 11% of accounts receivable at December 31, 2014.

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Notes to Financial Statements of

B.R. Johnson, Inc.

(l)      Income Taxes

We elected effective 1989 to be taxed as an S corporation for federal and state income tax purposes. Our earnings are included on the individual stockholders’ income tax returns. Historically, the we have made distributions to our stockholders in amounts sufficient to satisfy their income tax liabilities resulting from including our income in their personal tax returns.

(m)    Earnings Per Share (“EPS”)

Basic EPS is calculated by dividing net income by the weighted average number of common shares outstanding for the period. We have no dilutive securities outstanding.

(n)     New Accounting Standards

In May 2014, the FASB issued ASU 2014-9 “Revenue from Contracts with Customers”. The new guidance requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. Subsequently, the FASB has issued the following standards related to ASU 2014-09: ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations” (“ASU 2016-08”); ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” (“ASU 2016-10”); and ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” (“ASU 2016-12”). The Company must adopt ASU 2016-08, ASU 2016-10 and ASU 2016-12 with ASU 2014-09 (collectively, the “new revenue standards”). The new revenue standards will replace most existing revenue recognition guidance in U.S. GAAP when they become effective and permit the use of either a retrospective or cumulative effect transition method. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. We have not yet selected a transition method and are currently evaluating the effect that the new revenue standards will have on our financial statements and related disclosures.

In July 2015, the FASB issued ASU 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory.” The guidance requires that certain inventory, including inventory measured using the first-in-first-out method, be measured at the lower of cost or net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, the FASB issued an accounting standard update ASU 2016-02, “Leases”, which requires that lease arrangements longer than 12 months result in an entity recognizing an asset and liability. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and early adoption is permitted. We have not yet evaluated or determined the effect of the standard on our ongoing financial reporting.

(2)	Restatements of Previously Issued Financial Statements

We restated our financial statements as of December 31, 2015 and 2014 to correct for the following errors:

•	We determined that the sales and cost of sales were overstated by $1,633,528 and $1,252,067, respectively, for the year ending December 31, 2015 due to misapplication in the calculation of percentage of completion revenue recognition and presentation of related asset and liability. The correction of these errors collectively changed current assets and current liabilities by a net increase of $228,730 and decreased retained earnings by $610,191. We have recorded additional adjustments in the 2015 financial statements in order to correct other errors which were determined not to be material individually or in the aggregate, which included a decrease to revenue for premature recognition of shipments of doors and decreases to inventory for supplies that should have been expensed.

7

Notes to Financial Statements of

B.R. Johnson, Inc.

•

We determined that the sales and cost of sales were overstated by $4,660,447 and $3,815,428, respectively, for the year ending December 31, 2014 due to misapplication in the calculation of percentage of completion revenue recognition and presentation of related asset and liability. The correction of these errors collectively changed current assets and current liabilities by a net increase of $610,191 and decreased retained earnings by $1,455,210. We have recorded additional adjustments in the 2014 financial statements in order to correct other errors which were determined not to be material individually or in the aggregate, which included a decrease to revenue for premature recognition of shipments of doors, decreases to inventory for supplies that should have been expensed and an increase to customer deposits for amounts received in advance of work performed.

The following tables presents the impact of the restatement adjustments on our balance sheet and statements of income as of and for the years ended December 31, 2015 and 2014:

	Year Ended December 31, 2015
	As Previously Reported	Effect of Restatement	As restated
Net sales	$29,293,353	(1,680,528)	27,612,825
Cost of sales	20,494,009	(1,259,843)	19,234,166
Total operating expenses	6,670,723	—	6,670,723
Operating income	2,128,621	(420,685)	1,707,936
Net income	2,116,810	(420,685)	1,696,125
Earnings per share, basic and fully diluted	10,584	(2,103)	8,481

Total current assets	8,378,401	428,284	8,806,685
Total assets	8,866,596	428,284	9,294,880
Total current liabilities	2,663,446	432,663	3,096,109
Total stockholders’ equity	6,203,150	(4,379)	6,198,771
Total liabilities and stockholders’ equity	8,866,596	428,284	9,294,880

	Year Ended December 31, 2014
	As Previously Reported	Effect of Restatement	As restated
Net sales	$34,417,907	(4,720,446)	29,697,461
Cost of sales	25,325,341	(3,772,330)	21,553,011
Total operating expenses	6,419,886	—	6,419,886
Operating income	2,672,680	(948,116)	1,724,564
Net income	2,690,121	(948,116)	1,742,005
Earnings per share, basic and fully diluted	13,451	(4,741)	8,710

Total current assets	8,538,386	568,478	9,106,864
Total assets	8,965,703	568,478	9,534,181
Total current liabilities	2,964,363	152,172	3,116,535
Total stockholders’ equity	6,001,340	416,306	6,417,646
Total liabilities and stockholders’ equity	8,965,703	568,478	9,534,181

(3)	Contracts in Process

Cost of revenue for our long-term contracts includes direct contract costs, such as materials and labor, and indirect costs that are attributable to contract activity. The timing of when we bill our customers is generally dependent upon advance billing terms, milestone billings based on the completion of certain phases of the work, or when services are provided. Projects with costs and estimated earnings recognized to date in excess of cumulative billings are reported on the accompanying balance sheet as an asset as costs and estimated earnings in excess of billings. Projects with cumulative billings in excess of costs and estimated earnings recognized to date are reported on the accompanying balance sheet as a liability as billings in excess of costs and estimated earnings. The following is information with respect to uncompleted contracts:

8

Notes to Financial Statements of

B.R. Johnson, Inc.

	June 30, 2016 (unaudited)	December 31, 2015	December 31, 2014

Costs incurred on uncompleted contracts	$6,499,421	760,868	1,494,590
Estimated earnings	1,839,207	52,464	35,801
	8,338,628	813,332	1,530,391
Less: billings to date	(8,216,084)	(758,451)	(1,015,906)
	$122,544	54,881	514,485

Included on the balance sheet as follows:

Under current assets
Costs and estimated earnings in excess of billings on uncompleted contracts
Under current liabilities	$656,987	380,544	606,657
Billings in excess of costs and estimated earnings on uncompleted contracts	(534,443)	(325,663)	(92,172)
	$122,544	$54,881	$514,485

(4)	Equipment, net

Equipment is summarized as follows:

			December 31, 2015	December 31, 2014
	Estimated Useful Life	June 30, 2016 (unaudited)
Vehicles	3 years	$520,568	508,014	465,370
Warehouse and shop tools and equipment	2 – 15 years	393,693	390,703	362,701
Office and showroom furniture and computer equipment	2 – 7 years	325,387	323,298	281,155
Computer software	2 – 5 years	143,069	132,707	132,199
		1,382,717	1,354,722	1,241,425
Less accumulated depreciation and amortization		(947,404)	(951,687)	(888,520)

		$435,313	403,035	352,905

(5)	Line of Credit - Bank

We have a $4,000,000 demand line of credit with a bank. The line is secured by the Company’s assets and interest is charged at the bank’s prime rate. The bank’s prime rate was 3.5% at June 31, 2016 and December 31, 2015 (3.25% at December 31, 2014).

9

Notes to Financial Statements of

B.R. Johnson, Inc.

(6)	Employee Retirement Plan

We maintain a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code. All full-time employees are eligible to participate. The total plan expense was $102,094 and $36,075 for the years ended December 31, 2015 and 2014, respectively. The total plan expense was $55,850 and $41,851 for the six month periods ended June 31, 2016 and 2015, respectively. During 2015, we increased the employer 401(k) match from 1.5% to 3.0%.

(7)	Related-Party Transactions

Our shareholders are owners of approximately 57% of the common stock of an affiliated company named Airways Door Service, Inc. (ADSI). The remaining common stock is owned by three of our employees. ADSI provides us installation and repair services. The Company paid ADSI approximately $640,000 during the six months ended June 30, 2016 and $1,395,520 and $1,599,950 for these services during the years ended December 31, 2015 and 2014, respectively. We provide ADSI services utilizing an agreed-upon fee schedule. These services include accounting, warehousing, equipment use, employee benefit administration, risk management coordination and clerical functions. The fee for these services was approximately $23,000 for the six months ended June 30, 2016 and $47,350 and $44,200 during the years ended December 31, 2015 and 2014, respectively. As of December 31, 2014, $20,940 was included within accounts payable on the accompanying balance sheet.

(8)	Commitments

We lease our primary facility in East Syracuse, NY from an entity that is owned by our shareholders. Rent expense for the facility amounted to $356,400 in 2015 and 2014. The rental payments are pursuant to a lease agreement with this related entity that provides for monthly rent payments totaling $356,400 per year through 2015. Effective January 1, 2016, the Company has executed a five year lease extension through 2020 with monthly rent payments totaling $276,000 per year.

We also lease automobiles and delivery vehicles under noncancellable operating leases that expire in 2018. The minimum lease payments under the vehicle leases are as follows:

2016	$ 61,099
2017	$ 59,318
2018	$ 36,579

During the six months ended June 30, 2016, we entered into a captive insurance entity, to provide for the potential liabilities for certain risks including workers’ compensation, general liability, and automotive. Liabilities associated with the risks that are retained by the Company are not discounted and are estimated, in part, by considering historical claims experience, demographic factors and severity factors. As of June 30 2016 no liability has been recorded because a material liability for additional costs is considered remote. As a member of the captive insurance entity, the Company was required to provide an equity contribution of $30,000 and a dividend pool contribution of $66,667, which are included in other assets on the accompanying balance sheets as of June 30, 2016.

(9)	Statements of Cash Flows - Supplemental Disclosure

	June 30, 2016 (Unaudited)	June 30, 2015 (Unaudited)	December 31, 2015	December 31, 2014

Schedule of non-cash financing activities for the periods ended:
(Decrease) increase in accrued stockholder distributions	$(700,000)	$(1,556,000)	$(171,800)	$356,000

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